Exhibit 23 - Consent of Experts



BECKSTEAD AND WATTS, LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS
                                                      3340 Wynn Road, Suite B
                                                          Las Vegas, NV 89102
                                                                 702.257.1984
                                                           702.362.0540 (fax)





                      INDEPENDENT AUDITORS' CONSENT


To Whom It May Concern:

We have issued our report dated March 28, 2003, accompanying the financial statements of Immediatek, Inc. (formerly ModernGroove Entertainment, Inc.) on Form 10KSB for the year ended December 31, 2002 and for the period of March 1, 2003 (inception date) through December 31, 2002. We hereby consent to the independent auditor's report in the Form 10KSB of Immediatek, Inc. (formerly ModernGroove Entertainment, Inc.) We also hereby consent to the reference to our firm under "experts" in their prospectus.

Signed,

/s/ Beckstead and Watts, LLP
-----------------------------

March 28, 2003





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